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                                                                      EXHIBIT 11


                      ABBOTT LABORATORIES AND SUBSIDIARIES

                 CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

            (Dollars and Shares in Millions Except Per Share Amounts)


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                                                                      THREE MONTHS ENDED MARCH 31
                                                                      ---------------------------
                                                                          1994             1993
                                                                        --------         --------


1.   Net earnings                                                     $  366.2           $  345.5
                                                                      --------           --------

2.   Average number of shares outstanding                                819.0              834.7
                                                                      --------           --------

3.   Earnings per share based upon average
     outstanding shares (1 DIVIDED BY 2)                              $    .45           $    .41
                                                                      --------           --------
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4.   Fully diluted earnings per share:

     a.  Stock options granted and outstanding for which the
         market price at quarter-end exceeds the option price             17.4               19.2
                                                                      --------           --------
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     b.  Aggregate proceeds to the Company from the exercise
         of options in 4.a.                                           $  278.6           $  282.6
                                                                      --------           --------
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     c.  Market price of the Company's common stock at
         quarter-end                                                  $ 26.625           $  25.75
                                                                      --------           --------
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     d.  Shares which could be repurchased under the
         treasury stock method (4.b. DIVIDED BY 4.c.)                     10.5               11.0
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     e.  Addition to average outstanding shares (4.a. - 4.d.)              6.9                8.2
                                                                      --------           --------
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     f.  Shares for fully diluted earnings per share
         calculation (2. + 4.e.)                                         825.9              842.9
                                                                      --------           --------
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     g.  Fully diluted earnings per share (1. DIVIDED BY 4.f.)        $    .44           $    .41
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